UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2020

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,

Bothell, WA 98021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In March 2014, BioLife Solutions, Inc. (the “Company”) issued warrants (“Warrants”) to purchase common stock of the Company to certain investors in a public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-192880) and pursuant to a note conversion agreement with certain note holders. Following issuance of the Warrants, the Company accounted for the Warrants in its financial statements as equity. The Warrants have an exercise price of $4.75 per share and expire in March 2021 unless previously exercised. A total of 6,910,283 Warrants were issued in March 2014 and, as of December 31, 2019, there were 3,409,005 Warrants outstanding.

Because the Warrants included a cash settlement feature that could arise in certain events, the Company is now of the view that the Warrants should have been accounted for as a liability, recorded at fair value at the date of issuance, and marked to market at the end of each reporting period. All changes in fair value should have been recorded in earnings.

To reflect this change in accounting for the Warrants, the Company will be filing amended financial information and restatements of the periods beginning with the first quarter of 2018 through the third quarter of 2019 (the “Restated Periods”) in the Company’s annual report on Form 10-K for the year ended December 31, 2019 (the “2019 10-K”) and in subsequent filings, as applicable.

The reclassification of the Warrants will have no impact on the Company’s liquidity, cash flows, revenues or costs of operating the Company’s business. The final dollar amount of the reclassification and associated non-cash income statement effects has not yet been determined.

After consultation with the Company’s management and following extensive discussions with BDO USA LLP (“BDO”), the Company’s current independent registered accounting firm, and Peterson Sullivan, LLP (“PS”), the Company’s predecessor independent registered public accounting firm, the audit committee of the Board of Directors of the Company concluded that the Company’s previously issued financial statements for the periods from January 1, 2014 through September 30, 2019, including the Company’s previously issued audited financial statements for the year ended December 31, 2018 (the “Affected Periods”), may no longer be relied upon, nor should any related reports of the Company’s independent registered public accounting firm (which was PS for the Affected Periods), any previously furnished or filed reports, earnings releases, guidance, investor presentations, or similar communications, regarding these periods be relied upon.

As indicated elsewhere herein, the audit committee and management have discussed the matters disclosed in this Current Report on Form 8-K with BDO, the Company’s current independent registered public accounting firm, and PS, the Company’s independent registered public accounting firm for the Affected Periods. The Company is working to complete the restatement of the Restated Periods and expects to file the 2019 10-K, including financial statements for the Restated Periods, no later than May 15, 2020, the expiration date of the extension period provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended. However, the Company cannot assure investors that the filing will be made on a timely basis.

The Company’s management is also in the process of assessing the effectiveness of the Company’s internal control over financial reporting and its disclosure controls and procedures. Although the  assessment is not yet complete, the Company expects to report a material weakness in the Company’s internal control over financial reporting, and to therefore conclude that, due to the reclassification of Warrants, the Company’s  internal control over financial reporting as of December 31, 2019 was not effective. Management expects to recommend to the audit committee various measures intended to remediate and improve the Company’s internal control over financial reporting, in particular to increase the quality of review of derivative instruments.

Caution Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K, which are not historical facts, are forward-looking statements, including statements about the approximate effect of the restatements on the Company’s previously issued financial statements and the filing of amended periodic reports to reflect the restatement. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Current Report. These forward-looking statements represent the Company’s expectations or beliefs and involve certain risks and uncertainties, including those described in its public filings with the SEC; also including, but not limited to, higher than expected charges after completing the restatement process, and delays in filing amended periodic reports for the affected periods due to the Company’s efforts to complete the restatement and respond to SEC comments, any or all of which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: April 30, 2020	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer